UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

DOTRONIX, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

160 First Street S.E.
New Brighton, Minnesota 55112-7894
(Address of Principal Executive Offices)(Zip Code)

(651) 633-1742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2005, Kurt T. Sadler resigned his position as President of Dotronix, Inc. On October 21, 2005 Robert V. Kling resigned his positions as Chief Financial Officer, Treasurer, and Secretary.

Craig Laughlin, who currently serves as a director of Dotronix, was appointed President and Chief Financial Officer on October 24, 2005. Mr. Laughlin, age 55, is the founder, in 1991, and President of SRC Funding, Inc., which provides corporate and business consulting services. From June 2001 to the present, he has served as chairman and secretary of Merlin Marketing International, Inc., a privately held Nevada corporation engaged in the business of distributing consumer products. He has served for the past five years and continues to serve as a director of Gold Standard Medical, Inc., a company that holds certain patent rights to a blood gas monitoring device, but has suspended further research and development of the technology pending reorganization of the company and obtaining additional capital. From August 2002 to the present Mr. Laughlin has served as an officer and director of SimplaGene USA, Inc., a public Nevada corporation that has been attempting to establish a market for hepatitis B virus and other genetic data.

Dotronix has not established any compensation arrangements for Mr. Laughlin.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2005	Dotronix, Inc.

By:	/s/ Craig s. Laughlin
Craig S. Laughlin President